Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Aflac Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid Fees Previously Paid	Equity	Common Stock, par value $0.10 per share	457(c)	1,500,000(1)	$72.385(2)	$108,577,500(2)	0.00011020	$11,965.24
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.10 per share	415(a)(6)	4,500,000(1)(3)		$158,827,500(4)			S-3 ASR	333-242390	August 10, 2020	$20, 615.81
	Total Offering Amounts					$267,405,000		$11,965.24
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$11,965.24

(1) The shares may be sold, from time to time, by the Registrant, pursuant to the AFL Stock Plan: A Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Aflac Incorporated’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on August 1, 2023.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, 4,500,000 shares registered hereunder are unsold securities previously registered on Registration Statement No.333-242390 filed on August 7, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the
$20,615.81 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4) Calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Aflac Incorporated’s common stock as reported on the consolidated reporting system of the New York Stock Exchange on August 4, 2020, which was $35.295.